Exhibit 99.1

Dr. Cy Stein
Chairman
CytoGenix, Inc.

Dear Dr. Stein:

I do hereby submit my resignation as President, CEO and Director of CytoGenix, Inc. effective immediately.

Regards,

/s/ Lex M. Cowsert
Lex M. Cowsert